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                                                                     Exhibit 5.1


[LETTERHEAD]


                                                              September 24, 1996


Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, Minnesota 55121

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Northwest Airlines Corporation, a Delaware corporation (the "Company"), which you intend to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company under the Northwest Airlines Corporation 1994 Stock Incentive Plan (the "Plan") of 3,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock").

     We have examined an executed copy of the Registration Statement (including the exhibits thereto) and originals, or copies certified or otherwise identified to our satisfaction, of such documents and records of the Company and we have made such other and further investigations as we deemed necessary to enable us to express the opinion hereinafter set forth.

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Northwest Airlines Corporation        -2-                     September 24, 1996


     We hereby advise you that in our opinion, assuming effectiveness of the Registration Statement under the Securities Act, the shares of authorized but unissued Common Stock which are being registered pursuant to the Registration Statement have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Plan, such shares will be legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and we express no opinion herein other than with respect to the laws of the State of New York, the federal law of the United States of America and the Delaware General Corporation Law.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett

                                       SIMPSON THACHER & BARTLETT